UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

THE CHEFS’ WAREHOUSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT	06877
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b) Resignation of Kenneth Clark as Chief Financial Officer and Assistant Secretary

On May 24, 2012, Kenneth Clark notified The Chefs’ Warehouse, Inc. (the “Company”) that he will resign from his position as Chief Financial Officer and Assistant Secretary of the Company effective June 30, 2012, while remaining an employee of the Company through March 6, 2013 to assist in the transition of his duties and to oversee certain other projects. The terms of Mr. Clark’s employment from July 1, 2012 through March 6, 2013 will be governed by an employment agreement entered into between the Company and Mr. Clark on May 29, 2012 (the “Clark Employment Agreement”). The terms of the Clark Employment Agreement are described in more detail below.

Resignation of John D. Austin as Director

On May 24, 2012, the Company received a letter from John D. Austin notifying the Company that Mr. Austin was resigning, effective immediately, from the Company’s Board of Directors (the “Board”). In connection with Mr. Austin’s resignation, on May 24, 2012 the Board elected Dominick Cerbone to serve as a member of the Board. The election of Mr. Cerbone is described in more detail below.

(c) Appointment of John D. Austin as Chief Financial Officer and Assistant Secretary

On May 24, 2012, the Board appointed John D. Austin, age 50, to the positions of Chief Financial Officer and Assistant Secretary of the Company, effective July 1, 2012. Mr. Austin served as a director on the Company’s Board from the Company’s initial public offering (“IPO”) on July 27, 2011 through May 24, 2012, during which time he served on the Board’s Compensation Committee and Audit Committee, including as the Audit Committee chairman.

Mr. Austin was a founder of The Hilb Group, LLC, a regional mid-market insurance brokerage firm formed in 2009, and has served as that company’s chief financial officer from its inception. The Hilb Group focuses primarily on property and casualty insurance and employee benefits services. Prior to joining The Hilb Group in 2009, Mr. Austin was employed by Performance Food Group Company (“PFG”), a Richmond, Virginia-based publicly-traded foodservice distributor, from 1995 to 2009. Mr. Austin served his last six years at PFG as that company’s chief financial officer. Prior to joining PFG, Mr. Austin spent four years as the assistant controller for General Medical Corporation, a Richmond, Virginia-based distributor of medical supplies. He also spent the first six years of his career in public accounting, primarily with the Richmond, Virginia office of Deloitte & Touche.

On May 29, 2012, the Company entered into a letter agreement with Mr. Austin, which sets forth certain of the terms of Mr. Austin’s employment as Chief Financial Officer and Assistant Secretary of the Company (the “Letter Agreement”). The terms of the Letter Agreement are described in more detail below. There are no arrangements or understandings between Mr. Austin and any other persons pursuant to which he was selected as the Company’s Chief Financial Officer and Assistant Secretary. Additionally, there are no transactions involving the Company and Mr. Austin that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

(d) Election of Dominick Cerbone as Director

On May 24, 2012, the Board elected Dominick Cerbone to the Company’s Board as a director. Mr. Cerbone’s term will expire, along with the terms of the other directors, at the Company’s next annual meeting of stockholders. Mr. Cerbone, who is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission (the “SEC”), will also serve as chairman of the Board’s Audit Committee and as a member of the Board’s Compensation Committee. There are no arrangements or understandings between Mr. Cerbone and any other persons pursuant to which he was selected as a director. Additionally, there are no transactions involving the Company and Mr. Cerbone that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Cerbone will receive compensation in accordance with the Company’s existing compensation arrangements for non-employee directors, which are described under the caption “Executive Compensation – Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 4, 2012, and currently include a mixture of a cash retainer, cash paid for committee membership and committee chairmanship, and time-based vesting restricted share awards. The Company has also entered into an Indemnification Agreement with Mr. Cerbone in substantially the form of the Form of Indemnification Agreement by and between the Company and its directors and executive officers, which was filed by the Company as Exhibit 10.24 to the amendment to the Company’s Registration Statement on Form S-1 filed with the SEC on July 14, 2011 in connection with the Company’s IPO.

(e) Kenneth Clark’s Employment Agreement

Pursuant to the terms of the Clark Employment Agreement, beginning on July 1, 2012 and continuing through March 6, 2013 (the “Employment Period”), Mr. Clark shall receive a base salary of $25,000 per annum. Mr. Clark will remain eligible to participate in all of the Company’s health, disability, life insurance and other employee benefit programs for which similar employees of the Company are generally eligible during the Employment Period. Mr. Clark’s employment may be terminated by the Company prior to March 6, 2013 without prior notice for Cause (as defined in the Clark Employment Agreement). Additionally, subject to certain conditions, in connection with his entry into the Clark Employment Agreement and as additional consideration for his release of claims, Mr. Clark shall receive a signing bonus in the amount of $1,000. Following the Employment Period, Mr. Clark will also be eligible to receive a $1,000 completion bonus, subject to the satisfactory performance of his duties as set forth in the Clark Employment Agreement, his execution of a separation and release agreement with the Company and certain other conditions.

Upon the execution of the Clark Employment Agreement, that certain letter agreement by and between the Company and Mr. Clark dated March 6, 2009 was terminated. Beginning May 29, 2012, Mr. Clark will no longer be eligible to participate in the Company’s 2012 Cash Incentive Plan. Additionally, all of the equity awards granted to Mr. Clark following the Company’s IPO were forfeited effective May 29, 2012. The portion of the equity award granted to Mr. Clark prior to the Company’s IPO which is scheduled to vest on June 16, 2013 will also be forfeited. However, as set forth in the Clark Employment Agreement, the portions of the equity awards granted to Mr. Clark prior to the Company’s IPO which are scheduled to vest on June 16, 2012 and March 5, 2013 will continue to vest in accordance with the original vesting schedules for those awards, subject to, among other things, Mr. Clark’s active employment by the Company and good standing on each of those vesting dates, his compliance with the terms of his Employee Confidentiality, Non-Solicit, Non-Interference and Non-Compete Agreement and his execution of a separation agreement and general release following the Employment Period.

The above summary of the Clark Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Clark Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02(e) by reference.

John Austin Letter Agreement

On May 29, 2012, the Company entered into the Letter Agreement with John Austin, pursuant to which Mr. Austin was appointed Chief Financial Officer and Assistant Secretary of the Company, effective July 1, 2012. The Letter Agreement sets forth that Mr. Austin’s employment with the Company is at-will and either party can terminate the relationship at any time with or without “Cause” (as defined in the Letter Agreement) and with or without notice.

Pursuant to the terms of the Letter Agreement, Mr. Austin will receive the following compensation and benefits, effective July 1, 2012: (i) an annual base salary of $290,000 (subject to adjustment in the discretion of the Compensation Committee or the Board); (ii) participation in an annual cash incentive program, with a bonus target for fiscal year 2012 of 75% of his pro-rated fiscal year 2012 base salary; (iii) participation in the Company’s 2011 Omnibus Equity Incentive Plan (the “Plan”), with an initial time-based vesting restricted share award equal to 30% of his pro-rated fiscal year 2012 base salary and an initial performance-based vesting restricted share award equal to 45% of his pro-rated fiscal year 2012 base salary; (iv) temporary travel, living and relocation expense reimbursement; (v) eligibility to participate in all employee benefit plans or programs of the Company available to salaried employees and/or executive officers; and (vi) four weeks of vacation annually.

Additionally, pursuant to the terms of the Letter Agreement and a time-based vesting restricted share award agreement to be entered into between the Company and Mr. Austin, Mr. Austin will receive a one-time sign-on bonus equal to 100,000 restricted shares of the Company’s common stock, which will vest in equal one-fifth increments as of the first through fifth anniversary dates of the commencement of Mr. Austin’s employment with the Company. Except as otherwise determined by the Compensation Committee of the Board or upon termination of Mr. Austin’s employment due to death, Disability (as defined in the Plan) or termination by the Company other than for Cause (as defined in the Plan), any of the restricted shares associated with this sign-on bonus which remain unvested shall be forfeited if Mr. Austin does not remain in the continuous employment (or other service-providing capacity) of the Company for the entire five-year vesting period.

Except as otherwise determined by the Compensation Committee of the Board or upon termination of Mr. Austin’s employment due to death or Disability (as defined in the Plan), any of the restricted shares to be awarded to Mr. Austin in connection with the commencement of his employment (other than the restricted shares associated with the sign-on bonus) which remain unvested shall be forfeited if Mr. Austin does not remain in the continuous employment (or other service-providing capacity) of the Company for the entire vesting period of such shares. In the event of a Change in Control (as defined in the Plan) of the Company, the restrictions on all unvested restricted shares (including the shares associated with Mr. Austin’s sign-on bonus) will lapse immediately prior to the Change in Control; provided, that if the awards granting such restricted shares are assumed in the Change in Control transaction under the terms set forth in the Plan, the restricted period associated with such shares shall run according to the schedule set forth in the award agreement, except that in the event of Mr. Austin’s termination of employment within one year following the Change in Control, if Mr. Austin’s employment with the Company (or its successor) is terminated by (A) Mr. Austin for Good Reason (as defined in the Plan), or (B) the Company for any reason other than for Cause (as defined in the Plan), then the forfeiture restrictions shall terminate with respect to 100% of the restricted shares.

If the Company terminates Mr. Austin’s employment without “Cause” (as defined in the Letter Agreement), Mr. Austin will be entitled to receive his then current base salary for a period of twelve months following such termination. “Cause” is defined in the Letter Agreement to mean termination of Mr. Austin’s employment by the Company due to (i) his conviction of, or plea of, nolo contendre, with respect to any felony, or any act of fraud, embezzlement or dishonesty by Mr. Austin against the Company or any of its subsidiaries, or any act of moral turpitude or any conduct in which he engages during his employment that tends to bring the Company or any of its subsidiaries into substantial public disgrace or disrepute, (ii) the commission of any act or omission by Mr. Austin involving fraud with respect to the Company or any of its subsidiaries or in connection with any relationship between the Company or any of its subsidiaries and any customer or supplier, (iii) Mr. Austin’s use of illegal drugs or repetitive abuse of other drugs or repetitive excess consumption of alcohol interfering with the performance of his duties, (iv) the gross negligence or willful misconduct in the performance of Mr. Austin’s duties with respect to the Company or any of its subsidiaries, or (v) Mr. Austin’s failure to follow the lawful directives of the Company’s President and

Chief Executive Officer where Mr. Austin has been given written notice of the acts or omissions constituting such failure and Mr. Austin failed to cure such conduct, where susceptible to cure, within 30 days following such notice.

The above summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02(e) by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith to this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Employment Agreement between The Chefs’ Warehouse, Inc. and Kenneth Clark, dated May 29, 2012.

10.2	Letter Agreement between The Chefs’ Warehouse, Inc. and John D. Austin, dated May 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name: Alexandros Aldous
Title: General Counsel and Corporate Secretary

Date: May 30, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between The Chefs’ Warehouse, Inc. and Kenneth Clark, dated May 29, 2012.

10.2	Letter Agreement between The Chefs’ Warehouse, Inc. and John D. Austin, dated May 29, 2012.